EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING ON SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
9/8/20111	Purchase	$13.1391	12719
9/9/20112	Purchase	13.0158	16895
9/12/20113	Purchase	12.9631	6500
9/13/20114	Purchase	13.4914	11610
9/14/20115	Purchase	13.3367	21000
9/15/20116	Purchase	12.8461	21020
9/16/20117	Purchase	12.9944	11600
9/19/20118	Purchase	13.0146	17102
9/20/20119	Purchase	12.9145	15544
9/21/201110	Purchase	12.4948	12700
9/22/201111	Purchase	11.8368	14580
9/26/201112	Purchase	11.4380	11000
9/27/201113	Purchase	12.1628	17500
9/28/201114	Purchase	11.9350	29900
10/3/201115	Purchase	10.4854	35100
10/3/201116	Purchase	11.2336	11000
10/4/201117	Purchase	10.0435	49172
10/5/201118	Purchase	10.1868	30678

1 This transaction was executed in multiple trades at prices ranging from $13.00 - 13.45.
2 This transaction was executed in multiple trades at prices ranging from $12.96 - 13.20.
3 This transaction was executed in multiple trades at prices ranging from $12.90 - 13.00.
4 This transaction was executed in multiple trades at prices ranging from $13.18 - 13.65.
5 This transaction was executed in multiple trades at prices ranging from $13.16 - 13.55.
6 This transaction was executed in multiple trades at prices ranging from $12.75 - 13.04.
7 This transaction was executed in multiple trades at prices ranging from $12.95 - 13.00.
8 This transaction was executed in multiple trades at prices ranging from $12.76 -13.15.
9 This transaction was executed in multiple trades at prices ranging from $12.76 -13.04.
10 This transaction was executed in multiple trades at prices ranging from $12.35 - 12.74
11 This transaction was executed in multiple trades at prices ranging from $11.62 - 11.90
12 This transaction was executed in multiple trades at prices ranging from $11.37 - 11.55
13 This transaction was executed in multiple trades at prices ranging from $12.08 - 12.36.
14 This transaction was executed in multiple trades at prices ranging from $11.80 - 12.05.
15 This transaction was executed in multiple trades at prices ranging from $10.16 - 10.95.
16 This transaction was executed in multiple trades at prices ranging from $11.07 - 11.25.
17 This transaction was executed in multiple trades at prices ranging from $9.91 - 10.24.
18 This transaction was executed in multiple trades at prices ranging from $10.04 - 10.31.